Exhibit 99.1


Press Release                                FOR IMMEDIATE RELEASE
                                             Contact:    Terry J. Howard, CEO
                                             Telephone:  (217) 465-6381


                FIRST BANCTRUST CORPORATION ANNOUNCES
                         RESIGNATION OF DIRECTOR


Paris, Illinois - (November 19, 2002) First BancTrust Corporation (the "Company") (NASDAQ/SCM: FBTC), the parent company of First Bank & Trust, s.b. (the "Bank"), today announced "with regret" the resignation of Christopher M. Eldredge as a director of the Company and the Bank on November 15, 2002. Mr. Eldredge resigned to become the President and Chief Executive Officer and director of First Citizens of Paris, Inc. and its wholly owned subsidiary, Citizens National Bank of Paris, also located in Paris, Illinois.

In announcing the resignation, Company President and Chief Executive Officer Terry J. Howard said: "We congratulate Chris and are grateful for his service as a director."

First BancTrust Corporation is the holding company for First Bank & Trust, s. b., an Illinois chartered, FDIC-insured savings bank. First Bank & Trust conducts business out of its main office and its operations office, both in Paris, Illinois, and one branch office in Marshall, Illinois.